UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Global Bridge Capital, Inc.

(Exact name of registrant as specified in its charter)

Date: August 8, 2017

Delaware	7389	38-4015038
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

 Issuer's telephone number: : +603-86053699

Issuer’s email: info@gbcapital.co

(Address of registrant’s principal executive offices, including zip code, telephone number, including area code, and email)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	2,000,000	$0.30	$600,000	$69.54

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Global Bridge Capital, Inc.

2,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Global Bridge Capital, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Global Bridge Capital, Inc.” are offering 2,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Tan Yu Chai . Mr. Tan is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Mr. Tan will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.30 per share for the duration of the Offering. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $600,000 in gross proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $450,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $300,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $150,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated January 12, 2017, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Currently, our Chief Executive Officer Tan Yu Chai and our President Goh Hock Seng together own 100% of the voting power of our outstanding capital stock. After the offering, assuming all shares being offered on behalf of the company are sold, both Mr. Tan and Mr. Goh will together have the ability to control approximately 83.33% of the voting power of our outstanding capital stock.

The Company estimates the costs of this offering at $50,000. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Global Bridge Capital, Inc.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in September 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is August 8, 2017.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Through October 31, 2018 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Global Bridge Capital,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Global Bridge Capital, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending August 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Global Bridge Capital, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 22, 2016.

Global Bridge Capital, Inc. is a consulting company located in Malaysia that intends to provide services to small to mid sized businesses that seek to get trading on a U.S. listing platform such as the Over the Counter Marketplace.

The Company’s executive offices are located at 15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia.

Our activities have been limited to developing our business and financial plans. At present we have not yet begun generating revenue.

There is the possibility we may be unable to fully fulfill or carry out our intended business operations and that you may lose your entire investment if this should occur.  There are a substantial number of steps that need to be taken to fulfill our business plan.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to further our current level of operations. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $50,000, are being paid for by the Company.

The maximum proceeds to us from this offering are $600,000. Any proceeds from the sale of shares from this offering will go directly towards the Company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $600,000 of funding from this offering. If we are not able to raise the minimum $600,000, which may be a possibility if we only raise a portion of the funds we are looking for in this offering, then we may be forced to significantly scale back our planned operations or alternatively conduct another round of fundraising. In the event that we are not able to raise what we feel is the minimum amount required to implement our business plan at our desired level, then we will need to scale back how much money is allocated to every step of our process.

Our budgetary allocations may vary, however, the “use of proceeds” section on page 17 details how we intend to use the proceeds from this offering.

In their audit report dated January 12, 2017, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 10,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 2,000,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by the Company. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.30 per share for the duration of the offering. We will receive all proceeds from the sale of our common stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, at a fixed price of $0.30 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	None

Offering price per share	We will sell the shares at a fixed price per share of $0.30 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	10,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.30.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.30 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing and further development of our business plan.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Tan Yu Chai will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $50,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer Tan Yu Chai and our President Goh Hock Seng together own 100% of the voting power of our outstanding capital stock. After the offering, assuming all shares being offered on behalf of the company are sold, both Mr. Tan and Mr. Goh will together have the ability to control approximately 83.33% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We have a limited operating history.

We have a limited operating history and do not have a meaningful historical record of sales and revenues nor do we have an established business track record. While we believe that we have the opportunity to be successful in the consultation industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income.

We do not believe we are a shell company, however, there exists the possibility that the Commission, a court, or any other party for that matter, may disagree with our conclusion.

There exists the possibility that the Commission, a court, or any other party for that matter, may disagree with our conclusion that we are not a shell company.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

The following apply to a shell Company:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of securities until, the Company, has ceased to be a shell company, were subject to the reporting requirements of the Exchange Act; or filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing, the Company’s status from a shell company to a non-shell company.

If we are found to be a shell company by any party that disagrees with our view that we are a not a shell company 144 will be unavailable.

We may encounter potential liabilities if we facilitate sales under Rule 144, by removing legends or otherwise, when Rule 144 was unavailable for the sale. Rule 144 cannot be utilized by a shell company. As mentioned, we do not believe we fit the definition of a shell company, but a court, or other party may disagree with our analysis, causing us to be subject to potential liabilities pursuant to Rule 144. A shell company is also ineligible to file a registration of securities using Form S-8. Should we file Form S-8 and a court, or other party, disagrees with our analysis that we are not a shell, we may face potential liabilities. It should be noted that, at this time, we have no plans to facilitate sales under Rule 144, remove legends, or file Form S-8.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire clients. We may initially utilize personal connections of our Officers and Directors to generate leads, but we cannot guarantee that will result in anything. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst case scenario, any revenue at all.

Due to the fact that we have entered into a highly competitive industry, and we will be competing against companies with greater resources and an established network, we may have a difficult time penetrating the market.

Our new competitors have been in the consultation business for far longer than we have. They also have an existing client base, relevant company history, greater capital resources, an established brand, and any number of other factors. We may have a difficult time gaining the market share we are seeking. We will need to devote significant effort in the future to ensure that we can compete with established competitors successfully, and that we can generate and retain clients when competing against these other companies. In the event that we are not able to compete successfully, we may be forced to change our business plan and or scale down our operations.

Due to the fact that our officers and directors conduct outside activities, including the fact that Global Bridge PLT is owned and controlled by Tan Yu Chai and Goh Hock Seng, the attention and efforts of our officers and directors are not solely focused upon Global Bridge Capital, Inc., which could create potential conflicts of interest.

While our officers and directors intend to devote as much time as necessary to the success and development of Global Bridge Capital, Inc., they do have outside interests that require a portion of their time every week. Although we believe their time, resources, and effort to be allocated appropriately to allow for the Company’s future success, there can be no guarantee that their priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in Global Bridge Capital, Inc. the Company may not experience the growth and success that is anticipated. Additionally, although we have no knowledge of any business opportunities for any of the outside interests of our Officers and Directors that are in conflict with the activities of Global Bridge Capital, Inc., it is possible that in the future such conflicts of interest may arrive. Conflicting business opportunities could significantly alter the focus and priorities of our Officers and Directors that cannot fully be predicted at this point in time. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the consulting industry in Malaysia, which in turn depends upon the continuing growth of the economy of Malaysia in general, as well as product and service providers. We cannot assure you, however, that the Malysia consulting industry will continue to grow at the same pace as in the past.

Our Professional reputation is critical to our business, and any harm to our reputation could decrease the amount of business we can acquire, which could have a material adverse effect on our future revenue and growth prospects.

Our reputation and our relationships with our future clients is a key factor in growing our revenue and increasing the number of consulting contracts we can consummate. Negative press reports regarding poor contract performance, employee misconduct, dissatisfied clients, or any number of negative events could substantially harm our reputation and make it more difficult for us to acquire future clients. Due to the ease of acquiring information provided by the internet this risk is particularly pertinent, as negative client feedback could be posted online and available to anyone who researches our Company. In the event that our reputation is substantially harmed we may acquire less revenue than we anticipate and in a worst case scenario may be forced to cease operations entirely.

While we will make every effort to assist our future clients there may be some situations in which a project will become untenable due to a refusal to provide required information.

In the event that we have a client in the future who refuses to provide us, or a service provider we connect them with, the material needed to add certain disclosures into a document, we may be forced to suspend or cease the project entirely. There are aspects of going public that require certain filings with particular disclosures that are derived from information provided by the client (Company), and if they are unwilling or unable to provide this information this could hinder or halt the process from moving forward.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that our reputation and brand in the consulting industry is of significant importance to the success of our business. A well recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the consulting industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Due to the fact that our directors and officers reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders could face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, the following:

-	Effecting service of process within the United States;
-	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
-	Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and
-	Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number clients we acquire per quarter;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our shareholders, unless they attain majority control of the Company, may not amend the Company’s bylaws.

 Our board of directors may amend our bylaws at their discretion. In the event that a shareholder does not agree with, or approve of, our bylaws, there is no given recourse for them to amend said bylaws unless they acquire majority share ownership in the Company.

Currently, our Chief Executive Officer Tan Yu Chai and our President Goh Hock Seng, together own 100% of the voting power of our outstanding capital common stock. As a result, they have a substantial voting power in all matters submitted to our stockholders for approval. If all of the shares being registered herein are sold our officers and directors will collectively control 83.33% of our outstanding voting stock. As a group our officers and directors have substantial voting power in all matters including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, all of our officers and directors substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by any of our officers and or directors could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Our officers’ and directors’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

At present we rely heavily upon Mr. Tan for additional capital in order to fund our development.

Tan Yu Chai has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. We do not believe we will require substantial additional financing from Mr. Tan, however without additional funding we will be unable to grow and market our business in the manner we intend to. Our business operations cannot progress further without additional financing, and Mr. Tan may not be willing to provide it to us. In the event that we cannot raise the money we seek, we may be forced to halt or suspend our proposed marketing and business activities and we may not have the capability to begin generating profits which could result in a loss of all or part of your investment in our company.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

If we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 10,000,000 shares of common stock and no shares of preferred stock are issued and outstanding as of August 8, 2017. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

In the event that a substantial number of our outstanding shares are sold into the open market there may be a potential dilutive effect on our current shareholders. This may cause a decrease in the market price of our stock because there will be more shares issued and outstanding.

 In the event that a substantial number of our outstanding shares are sold into the open market it may have a dilutive effect on our current shareholders. It may also result in a decrease in the price of our common stock since there will be more shares of common stock issued and outstanding.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. We have not yet determined how many votes each share of preferred stock will be designated to a security holder of our Preferred Stock at stockholders’ meetings, for all purposes, including election of directors.

Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Global Bridge Capital, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Tan Yu Chai , who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $50,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. Following effectiveness of this Registration Statement we plan to file Form 8-A . Additionally, we plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements which are included herein in their entirety beginning on page F1.

Global Bridge Capital, Inc.
Balance Sheet

As of
August 31,
2016

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER DEFICIT
CURRENT LIABILITIES:
Accounts Payable	98
Accrued expenses	5,365

Total Liabilities	5,463

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.0001 par value, 20,000,000 shares authorized, no shares	-
issued and outstanding as of August 31, 2016)

Common stock ($.0001 par value, 500,000,000 shares authorized	1,000
10,000,000 shares issued and outstanding as of August 31, 2016)

Additional Paid in Capital	24,980

Accumulated Deficit	(31,443)
Total Stockholders' Deficit	(5,463)
TOTAL LIABILITIES & DEFICIT	$-

Global Bridge Capital, Inc.
Statement of Operations

For the period from August 22, 2016 (date of inception) to August 31, 2016

Operating expenses

General and administrative expenses	$31,443
Total operating expenses	31,443

Net loss	$(31,443)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	8,888,889

Global Bridge Capital, Inc. Balance Sheets

	May 31, 2017 (Unaudited)	August 31, 2016

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$-	$98
Accrued Expenses	550	5,365
Total Current Liabilities	550	5,463

TOTAL LIABILITIES	550	5,463

Stockholders’ Equity/(Deficit)
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of May 31, 2017 and August 31, 2016	-	-

Common stock , $.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding as of May 31, 2017 and August 31, 2016	1,000	1,000
Additional Paid in Capital	42,858	24,980
Accumulated Deficit	(44,408)	(31,443)

Total Stockholders’ Deficit	$(550)	$(5,463)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

Global Bridge Capital, Inc.
Statement of Operations (Unaudited)

For the nine months ended May 31, 2017

Operating expenses

General and administrative expenses	$12,965
Total operating expenses	12,965

Net loss	$(12,965)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	10,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance was $0 as of August 31, 2016 and May 31, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from our Chief Executive Officer, Tan Yu Chai, who has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. Mr. Tan however, has no formal commitment, arrangement or legal obligation to contribute or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $600,000 of funding from this offering. If we are not able to raise the minimum $600,000, which may be a possibility if we only raise a portion of the funds we are looking for in this offering, then we may be forced to significantly scale back our planned operations or alternatively conduct another round of fundraising. In the event that we are not able to raise what we feel is the minimum amount required to implement our business plan at our desired level, then we will need to scale back how much money is allocated to every step of our process. For specific reference on how the money we raise in this offering is to be allocated at every level of funding, please see our ‘Use of Proceeds’ section on page 17. Being a start-up stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

Note: We will not use proceeds from this offering to pay for salaries or to make other payments to our officers and or directors

We are a start-up stage company and have not generated any revenue to date. We are not a shell Company. As of our fiscal year end August 31, 2016 our net loss was $31,443 and was attributed to professional and consulting fees. For the nine months ended May 31, 2017 our net loss was $12,965 and was also attributed to professional and consulting fees. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to carry out our proposed operations but we cannot guarantee that once we enact such operations we will stay in business after doing so. If we are unable to market our services and generate future revenue we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Over the next twelve months of operations we are planning to conduct various activities to expand upon or improve our business. Within three months of completion of this offering we will create various social media profiles and conduct promotional activities through these profiles to expand awareness of our services. Immediately upon completion of these offering and throughout the next twelve months we will conduct various marketing efforts in addition to our social media platform initiative. Additionally, over the next twelve months, although we have no concrete plans for exactly when, we plan to set up a private equity fund in order to invest in high growth companies and provide pre-IPO financing. We also have tentative plans to acquire an existing business with broker/dealer licenses located in the USA.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Consulting Industry

Consultation is one of the most substantial markets within the larger professional services industry. The consulting industry fluctuates along with the global marketplace, and as the economy experiences growth this creates a setting in which companies are more willing to spend their revenue on consultation services. Conversely, that means that when countries experience an economic downturn this alters their spending behavior and typically results in cutting down on their consultation budgets.

Global consulting industry revenues (including HR, IT, strategy, operations, management and business advisory services) will be about $470 billion in 2016, according to Plunkett Research estimates. This represents reasonable growth from $449 billion during the previous year.

Additionally, according to Plunkett Research, Ltd Consulting is a somewhat cyclical industry. The years 2008-09 marked a challenging period throughout the world of business, in light of the global economic slowdown and shrinking corporate budgets. In general, major consulting companies, including leading firms in management consulting and HR consulting, along with other advisories such as accounting firms, found themselves with substantial drops in business during 2009.

However, in recent years, corporate profits in general grew dramatically, meaning that executives are now more willing to authorize new consulting projects as long as they see the potential for a good return on the cost. For example, India’s leading consulting agencies have recently enjoyed substantial growth in employee count and revenues.

In the consulting industry there are ‘industry elites’, which is a group is populated by a few top strategy firms and a host of smaller challengers. The bulk of these firms' work consists of providing strategic or operational advice to top executive officers in Fortune 500 companies. Representative firms include Accenture, A.T. Kearney, Bain, Booz Allen Hamilton, The Boston Consulting Group, Marakon Associates, Mercer Management Consulting, McKinsey, and Monitor Group.

We believe that our Company falls under the designation of a boutique consulting company. Boutique companies specialize along industry or functional lines. Although often smaller, these firms may have top reputations and do the same operations and strategy work the elite firms do, but with more of an industry focus. Representative firms include Cornerstone Research (litigation support), Gartner (high tech research), and PRTM (high tech operations).

Relevant data regarding how many consulting firms offer comparable services, I.E., assist in cross border IPO services primarily in South East Asia, are incredibly difficult to come by because the range of services consultants offer can vary so broadly and can fluctuate on a case by case basis.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Global Bridge Capital, Inc. was incorporated under the laws of the State of Delaware on August 22, 2016.

On August 23, 2016 Tan Yu Chai was appointed Chief Executive Officer (CEO), Chief Financial Officer (CFO) Chief Accounting Officer (CAO) and a Director of the Company.

On August 23, 2016 Goh Hock Seng was appointed President and a Director of the Company.

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

On December 13, 2016 Tan Yu Chai resigned as Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

On December 13, 2016 Phang Kuang Yoang was appointed Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

Business Information

We, Global Bridge Capital, Inc., are a Consulting Company formed with the goal of becoming one of the premiere consulting Companies in South East Asia. We intend to offer a variety of services ranging from cross border IPO advisory services, crowd-funding services to venture capital and pre-IPO financing for middle-size businesses located in South East Asia. Initially our efforts will be focused in South East Asia with a particular emphasis on Malaysia, Indonesia, Vietnam, the Philippines, Singapore and Thailand. We may begin to evaluate the possibility of expanding our operations throughout all of Asia, as well as globally, but at this time there are no definitive plans to do so.

Our principal activities will be our IPO advisory services but we will also evaluate potential acquisitions which may help us to further and expedite our business activities. We currently do not have significantly developed plans to acquire any specific companies. The as of yet unidentified companies we may seek to acquire will ideally have an existing customer base, a recognized brand presence, and significant operations which will help us to bolster our primary business activities. We anticipate that the funds for future acquisitions will come from future generated revenues, and as such do not currently have plans to utilize any capital generated through this offering for acquisitions.

The marketing plan of Global Bridge Capital, Inc. will be comprised of a combination of online and offline marketing activities in order to extend awareness of our company and services as effectively as possible. We will advertise through various, as of yet unidentified, websites in order to market our services. We will however, market our services through our own website www.gbcapital.co

Additionally, we will take significant strides to bolster our online presence through social media with the creation of a Facebook page and potentially through other social media websites, which have not been identified at this point in time. Our offline marketing will be initially comprised of seminars and other talks which we will organize through sites like www.meetup.com and potentially through print media. We will also be seeking business relationships with trade associations, accounting firms, incubators, etc. who can provide positive references, and potential clients, for us going forward.

There is a growing market in South East Asia, and to an extent this trend continues worldwide, of companies who are seeking to go public and becoming listed on a recognized exchange in a country other than their own. This is most commonly the case for companies seeking to becoming trading in the United States of America, which is the segment of the market upon which we will primarily focus. Through our cross border IPO advisory services, we seek to form the bridge between these companies seeking to conduct their IPO (Initial Public Offering) or in some cases DPO (Direct Public Offering), and their end goal of becoming recognized on a U.S. exchange.

We will utilize our existing network of financial and strategic advisors to create a clear and custom designed strategy for every one of our clients. Through the utilization of our advisory services they will find that the complex and sometimes daunting task of conducting a cross border listing can be simplified and made easily accessible to any business whether large or small.

Many companies seek to raise capital through crowd funding, and through our services we will help ensure that they are ‘fit for funding’ through personalized consultation. This includes, but is not limited to, the creation of, or assistance regarding, a custom business plan, a pitch deck and other pertinent information. We will also assist the company with preparation of a financial model and help them to calculate an accurate company valuation which can be used to evaluate their business. Through individualized consultation we can help ensure that companies are in an optimal position to raise capital via crowd funding or even through alternative venues.

As a business develops there may come a time in which additional capital is a necessity in order to take the next step and continue to make progress. At Global Bridge Capital, Inc. we will form the connection between middle-size businesses in South East Asia seeking additional funds and venture capital firms and alternative pre-IPO financing options. We can evaluate each of our clients on a case by case basis to establish their business goals, capital position, etc. in order to seek out and facilitate a relationship with an appropriate venture capital firm or outside financing opportunity. Our connections with various venture capital firms can be the difference between maximizing the wealth generated by a company or remaining at their current level of operations.

From time to time it should also be noted that, should we have available funds, we may elect to invest in what we believe to be high growth potential, early stage companies. The amount we would invest would be on a case by case basis.

Future Plans

Within the first three months of operations, we plan to create various social media profiles, specifically Facebook although we will evaluate other social media outlets going forward.

The Company has discussed plans to establish a private equity fund to provide pre-IPO financing, and to acquire an existing business with a broker/dealer license in the USA, in the future. At this point in time we have not established a timeline for these activities, nor have we made definitive plans regarding how we will set up this private equity fund or acquire an existing business with broker/dealer licenses in the USA, how we will create the fund, or how this will factor into our present business objectives. Our plans are constrained to the extent that we plan to finance this private equity fund, and/or acquire this existing business with a broker/dealer license in the USA, with monies raised through either a subsequent offering (which we have no definitive plans to conduct), or through revenue generated from business activities. In summation, this is a very tentative plan and one that we have not determined specifics for and we do not presently know the total costs that will be associated with these activities nor do we have the specific steps we will need to take in order to implement these plans

Immediately upon completion of this offering and throughout the next twelve months we plan to expand on our marketing efforts and evaluate future, as of yet unidentified, services which we may add onto our business. It is our goal to become a bridge between US companies who want to expand their business to Southeast Asia and Companies in Southeast Asia that can benefit from connections with these companies. In order to do that we plan to continually develop and expand on our existing services as we move forward into the future.

Licenses; Government Regulations

Our current business activities are constrained to simply consulting for our clients. Our consultation is not legal advice, nor do we offer it, and we do not believe that at present we are required to obtain any licenses or approvals in order to offer our consultation services.

However, in the future we intend to acquire and or operate a broker/dealer in the USA. In the event that our company makes such an acquisition and or commences broker/dealer activities then we would need to register with the SEC, FINRA, and we may need to register with the states in which we will commence such activities. As these acquisition/activities have not been determined at present, the specific states cannot be identified at this time. We must also become a member of the Securities Investor Protection Corporation, or “SIPC” if we are to operate a broker/dealer. Acquiring licenses through FINRA may require us and our staff to submit to background checks, and for our staff to complete exams which may include, but not strictly be limited to, FINRA Series 6, FINRA Series 7, NASAA Series 65 and NASAA Series 66. Additionally, our employees may need to register separately with any self-regulatory organizations to which we are a part of, in this case FINRA. No acquisitions are planned specifically at this time nor do we have any planned actions to act as a broker dealer at this time, but in the event that we do make certain acquisitions or plan to carry out such broker/dealer activities, then we anticipate having to acquire the licenses/approvals stated above and may have to acquire additional, as of yet unidentified, licenses depending on the nature of our future acquisitions and business practices.

Employees

As of December 13, 2016 we have three employees, Mr. Tan Yu Chai, Mr. Goh Hock Seng and Mr. Phang Kuang Yoang.

Currently, all of our employees, Officers and Directors all have the flexibility to work on our business up to 40 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The following table sets forth the anticipated use of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $600,000 as anticipated.

The above figures represent only estimated costs for the next 12 months.

If 2,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$100,000
Marketing our services	$200,000
General Office Supplies such as computers, software etc.	$50,000
Funding day to day operations	$200,000
Offering Expenses	$50,000
TOTAL	$600,000

If 1,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$100,000
Marketing our services	$175,000
General Office Supplies such as computers, software etc.	$25,000
Funding day to day operations	$100,000
Offering Expenses	$50,000
TOTAL	$450,000

If 1,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$60,000
Marketing our services	$100,000
General Office Supplies such as computers, software etc.	$20,000
Funding day to day operations	$70,000
Offering Expenses	$50,000
TOTAL	$300,000

If 500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$50,000
Marketing our services	$30,000
Funding day to day operations	$20,000
Offering Expenses	$50,000
TOTAL	$150,000

Note: As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. We plan to pay for the aforementioned expenses with Company cash reserves as a result of revenue we may generate in the future. Should we not have such cash reserves on hand then we may decide to utilize some funds from this offering to pay for such expenses. These funds would be obtained from funds raised for funding day to day operations. There remains the possibility that we may never have enough cash to pay for such expenses. We may then need to rely on our officers and directors to fund such expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.30 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.30	$0.30	$0.30
Book Value Per Share Before the Offering	$0.000	$0.000	$0.000
Book Value Per Share After the Offering	$0.014	$0.027	$0.050
Net Increase to Original Shareholder	$0.014	$0.027	$0.050
Decrease in Investment to New Shareholders	$0.286	$0.273	$0.250
Dilution to New Shareholders (%)	95.33%	91.00%	83.33%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(550)
Net proceeds from this offering	600,000
$599,450
Denominator:
Shares of common stock outstanding prior to this offering	10,000,000
Shares of common stock to be sold in this offering (100%)	2,000,000
12,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(550)
Net proceeds from this offering	300,000
$299,450
Denominator:
Shares of common stock outstanding prior to this offering	10,000,000
Shares of common stock to be sold in this offering (50%)	1,000,000
11,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(550)
Net proceeds from this offering	150,000
$149,450
Denominator:
Shares of common stock outstanding prior to this offering	10,000,000
Shares of common stock to be sold in this offering (25%)	500,000
10,500,000

PLAN OF DISTRIBUTION

The Company has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.30 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Tan Yu Chai will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Tan Yu Chai is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Tan Yu Chai will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Tan Yu Chai will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Tan, at this point in time, plans to reach out to business and personal contacts via email, phone call, and physical meetings to present them with this prospectus and inform them of our offering. In the future, Mr. Tan may utilize as of yet unidentified methods to increase awareness of the Company’s offering.

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.30 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.30 for the duration of the offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.30 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Global Bridge Capital, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Tan Yu Chai is deemed to be an underwriter and must sell the securities offered pursuant to this registration statement at a fixed price for the duration of the offering. Tan Yu Chai must provide the purchaser a physical stock certificate within ninety (90) days of the close of the offering.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 10,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Pursuant to this offering our shareholders are not offering any shares of our common stock for resale.

As of the date of this Registration Statement none of our common stock may be sold pursuant to Rule 144.

Preferred Stock

None.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent but in the near future we intend to enlist the services of a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company is located at 15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia. The Company’s office space is provided rent free by Global Bridge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Chai and Goh Hock Seng.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Global Bridge Capital, Inc. are provided below:

NAME	AGE	POSITION
Tan Yu Chai	49	Chief Executive Officer, and Director
Goh Hock Seng	39	President and Director
Phang Kuang Yoang	49	Chief Financial Officer and Chief Accounting Officer

Tan Yu Chai – Chief Executive Officer and Director

Mr. Tan graduated from the University of Malaya with a Bachelors of Accounting (Hons) and is a chartered accountant registered with the Malaysia Institute of Accountants (MIA). From 1998 to 2003 Mr. Tan was a senior finance manager with a Malaysian-owned London-based financing and property investment company. His duties including raising capital for company's projects and managing the company's fund in London. In 2003 he set up Global Bridge Consulting, a small network of management consulting and financial advisory professionals, and remains a managing partner of the Company.

In 2006, Mr. Tan established www.CAPITAL.com.my, the first Investor- Entrepreneur matching platform in Malaysia to bring together businesses seeking capital with an international network of angel investors, family office, venture capital, private equity, and institutional investors.

In 2017 Mr. Tan set up Global Bridge PLT and remains a Managing Partner. Global Bridge PLT has future plans to specialize in various advisory services such as business advisory and marketing, globalization, business model re-engineering and growth.

Mr. Tan is a director of Global Bridge Management Sdn Bhd which was formed in 2007. The sole purpose of the entity, as of 2017, is to manage www.CAPITAL.com.my. Prior to the current focus of Global Bridge Management Sdn Bhd, the company was involved in providing advisory services, with a particular focus on advising the management of investee companies, and also assisted with matching entrepreneurs and investors.

William is also registered on the panel of External Service Provider for CEDAR (Centre for Entrepreneur Development and Research), SME Bank of Malaysia since Aug 2012 and is a reviewer of the business plan presentation for Bank Rakyat School of Business and Entrepreneurship, University Tun Abdul Razak, Kuala Lumpur, and recently was appointed by MDeC, an government agency in multimedia development, as commercial mentor to its grant recipients.

Due to Mr. Tan’s management experience the board has decided to appoint Mr. Tan to the position of Chief Executive Officer and Director

Goh Hock Seng- President and Director

Mr. Goh graduated from University Putra Malaysia in 2001 with a Bachelor Degree (Hons) in Industrial Chemistry. From 2001 to 2005 Mr. Goh worked as a Territory Manager in Ecolab Malaysia and his responsibilities were primarily related to business development. From 2005 to 2010 he set up his own business to distribute health products. From 2011 to present Mr. Goh was a cofounder and Operation Manager of KTG Marine, a company involved in land reclamation in Malaysia. From 2015 to present he has held the position of Management Consultant with KTG Education Group FKA Lagenda Education Group.

Due to Mr. Goh’s business experience the board has decided to appoint Mr. Goh to the position of President and Director.

Phang Kuang Yoang- Chief Financial Officer and Chief Accounting Officer

Mr. Phang graduated from University of Sydney with a Bachelor of Economics (majoring in Accounting, Economics and Commercial Law). He is a Chartered Accountant (registered with CPA  Australia and Malaysian Institute of Accountants) with 25 years of experience in all aspects of finance and accounting - ranging from the traditional accounting, reporting, compliance and tax to strategic roles such as advisory work, M&A, IPO, management consulting, change management as well as implementing systems and process improvement.

In addition, Mr. Phang has experience working in start-ups, having successfully set up new departments, systems, procedures, policies and managed other support functions such as Finance, HR, IT, Admin, Legal and Logistics.

One of his career highlights was the successful implementation of a shared finance service centre in Malaysia for AEC Education Plc, a UK-listed multinational. The shared finance service centre resulted in substantial cost savings (due to reduction in work duplication, more efficient workflow and tax savings) of as well as improved efficiency and effectiveness in reporting and information management.

From 2012 to present Mr. Phang has held a position as General Manager at Albar & Partners, a Malaysian Law Firm. His duties include overseeing staff, and general day to day operations of the firm.

Due to Mr. Phang’s experience in finance and technology the board has decided to appoint Mr. Phang to the positions of Chief Financial Officer and Chief Accounting Officer.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended August 31, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Tan Yu Chai , Chief Executive Officer, and Director	(1)	-	-	5,000,000 (2)	-	-	-	-	$500

Goh Hock Seng, President and Director	(1)	-	-	5,000,000 (2)	-	-	-	-	$500

Phang Kuang Yoang, Chief Financial Officer and Chief Accounting Officer	(1)	-	-	-	-	-	-	-	-

1.) Global Bridge Capital, Inc. was incorporated under the laws of the State of Delaware on August 22, 2016.

2.) On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

Compensation of Directors

Compensation of Directors is identical to what is disclosed in the table above titled “Summary Compensation Table.”

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 8, 2017, the Company has 10,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Tan Yu Chai , Chief Executive Officer, and Director	5,000,000	50%	none	n/a	50%
Goh Hock Seng, President and Director	5,000,000	50%	none	n/a	50%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 23, 2016 Tan Yu Chai was appointed Chief Executive Officer (CEO), Chief Financial Officer (CFO) Chief Accounting Officer (CAO) and a Director of the Company.

On August 23, 2016 Goh Hock Seng was appointed President and a Director of the Company.

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

On December 13, 2016 Tan Yu Chai resigned as Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

 On December 13, 2016 Phang Kuang Yoang was appointed Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

During the period ending August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, paid a combined $24,980 in operating expenses which is recorded as additional paid in capital. Our Officers and Directors are not expected to be paid back for the aforementioned contributions.

During the period ending May 31, 2017, our Director, Tan Yu Chai paid $17,878 in operating expenses which is recorded as additional paid in capital.

 The Company’s office space is provided rent free by Global Bridge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Chai and Goh Hock Seng.

Contributed Capital

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

		For the Period Ended August 31, 2016
Audit fees	MaloneBailey, LLP	$4,500
Audit related fees		-
Tax fees		-
All other fees		-
Total		$4,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Global Bridge Capital, Inc.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholders (Deficit)	F5

Statement of Cash Flows	F6

Notes to Financial Statements	F7-F9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Global Bridge Capital, Inc.

Kuala Lumpur, Malaysia

We have audited the accompanying balance sheet of Global Bridge Capital, Inc. (the “Company”) as of August 31, 2016 and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from August 22, 2016 (inception) through August 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of the Company present fairly, in all material respects, its financial position as of August 31, 2016, and the results of its operations and its cash flows for the period from August 22, 2016 (inception) through August 31, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss and working capital deficit, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

Houston, Texas

January 12, 2017

- F2 -

Global Bridge Capital, Inc.
Balance Sheet

As of
August 31,
2016

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts Payable	98
Accrued expenses	5,365

Total Liabilities	5,463

STOCKHOLDERS' DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized, no shares	-
issued and outstanding as of August 31, 2016)

Common stock ($.0001 par value, 500,000,000 shares authorized	1,000
10,000,000 shares issued and outstanding as of August 31, 2016)

Additional Paid in Capital	24,980

Accumulated Deficit	(31,443)
Total Stockholders' Deficit	(5,463)
TOTAL LIABILITIES & DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

Global Bridge Capital, Inc.
Statement of Operations

For the period from August 22, 2016 (date of inception) to August 31, 2016

Operating expenses

General and administrative expenses	$31,443
Total operating expenses	31,443

Net loss	$(31,443)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	8,888,889

The accompanying notes are an integral part of these financial statements.

- F4 -

Global Bridge Capital, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from August 22, 2016 (date of inception) to August 31, 2016

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance as of August 22, 2016 (date of inception)	-	$-	$-	$-	$-

August 23, 2016 - Common shares issued for services	10,000,000	1,000	-	-	1,000

Net loss for the period	-	-	-	(31,443)	(31,443)

Expenses paid on behalf of the Company as contribution to capital	-	-	24,980	-	24,980

Balance as of August 31, 2016	10,000,000	$1,000	$24,980	$(31,443)	$(5,463)

The accompanying notes are an integral part of these financial statements.

- F5 -

Global Bridge Capital, Inc.
Statement of Cash Flows

For the period from August 22, 2016 (date of inception) to August 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,443)
Adjustments to reconcile net loss to net cash used in operating activities:

Expenses paid on behalf of the Company as contribution to capital	24,980
Stock-based compensation	1,000

Changes in current assets and liabilities:

Accounts payable	98
Accrued expenses	5,365

Net cash used in operating activities	-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Global Bridge Capital, Inc.

Notes to the Financial Statements

Note 1 - Organization and Description of Business

Global Bridge Capital, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on August 22, 2016 with the name Global Bridge Capital, Inc.

The Company has elected August 31st as its year end.

The Company intends to offer corporate business and capital procurement consulting to clients.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at August 31, 2016 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at August 31, 2016.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of August 31, 2016 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of August 31, 2016.

The Company’s stock based compensation from August 22, 2016 (date of inception) through August 31, 2016 was $1,000.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

- F7 -

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net carryfoward operating loss of ($30,443) which begins expiring twenty years from when it was incurred. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of August 31, 2016 after applying enacted corporate income tax rates, is net operating loss carryforward of $10,655 and a valuation allowance of $(10,655) which is a total deferred tax asset of $0.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of August 31, 2016.

- F8 -

Note 6 - Shareholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of August 31, 2016.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 10,000,000 shares of common stock issued and outstanding as of August 31, 2016. They were issued as founders shares and valued at $1,000.

Additional Paid In Capital

During the period ending August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, paid a combined $24,980 in operating expenses which is recorded as additional paid in capital.

Note 7 - Related-Party Transactions

Contributed Capital

As of August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, have provided the Company contributed capital of $12,490 each, totaling $24,980.

Equity

On August 23, 2016 the Company issued the following quantities of restricted common stock at par value ($.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Tan Yu Chai	5,000,000
Goh Hock Seng	5,000,000
Total	10,000,000

Office Space

The Company is located at 15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia. The Company’s office space is provided rent free by Global Bridge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Chai and Goh Hock Seng.

- F9 -

Global Bridge Capital, Inc.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements:

Balance Sheets at May 31, 2017 (unaudited) and August 31, 2016	F11

Statement of Operations for the Nine Months ended May 31, 2017 (unaudited)	F12

Statement of Cash Flows for the Nine Months ended May 31, 2017 (unaudited)	F13

Notes to Financial Statements	F14

- F10 -

Global Bridge Capital, Inc. Balance Sheets

	May 31, 2017 (Unaudited)	August 31, 2016

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$-	$98
Accrued Expenses	550	5,365
Total Current Liabilities	550	5,463

TOTAL LIABILITIES	550	5,463

Stockholders’ Equity/(Deficit)
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of May 31, 2017 and August 31, 2016	-	-

Common stock , $.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding as of May 31, 2017 and August 31, 2016	1,000	1,000
Additional Paid in Capital	42,858	24,980
Accumulated Deficit	(44,408)	(31,443)

Total Stockholders’ Deficit	$(550)	$(5,463)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

- F11 -

Global Bridge Capital, Inc.
Statement of Operations (Unaudited)

For the nine months ended May 31, 2017

Operating expenses

General and administrative expenses	$12,965
Total operating expenses	12,965

Net loss	$(12,965)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

- F12 -

Global Bridge Capital, Inc.
Statement of Cash Flows (Unaudited)

For the nine months ended May 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,965)
Adjustments to reconcile net loss to net cash used in operating activities:

Expenses contributed to capital	17,878

Changes in current assets and liabilities:

Accounts payable	(98)
Accrued expenses	(4,815)

Net cash used in operating activities	-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

- F13 -

Global Bridge Capital, Inc.

Notes to the Unaudited financial statements

Note 1 - Organization and Description of Business

Global Bridge Capital, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on August 22, 2016 with the name Global Bridge Capital, Inc.

The Company has elected August 31st as its year end.

The Company intends to offer corporate business and capital procurement consulting to clients.

Note 2 - Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the period from inception through August 31, 2016, as reported in this Form S-1, have been omitted.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Related-Party Transactions

Contributed Capital

During the period ending May 31, 2017, our Director, Tan Yu Chai paid $17,878 in operating expenses which is recorded as additional paid in capital.

Office Space

The Company is located at 15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia. The Company’s office space is provided rent free by Global Bridge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Chai and Goh Hock Seng.

Note 5 – Subsequent events

The Company has evaluated subsequent events after the balance sheet through August 8, 2017, the date these financial statements were available to be issued and determined that there were none to disclose.

- F14 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$69.54
Auditor Fees and Expenses	$2,500.00
Legal Fees	$1,500.00
EDGAR and Related Consulting fees	$45,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$50,069.54

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Global Bridge Capital, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Global Bridge Capital, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 23, 2016 Tan Yu Chai was appointed Chief Executive Officer (CEO), Chief Financial Officer (CFO) Chief Accounting Officer (CAO) and a Director of the Company.

On August 23, 2016 Goh Hock Seng was appointed President and a Director of the Company.

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on August 22, 2016 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(b) ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of 15-7 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia on August 8, 2017.

Global Bridge Capital, Inc.

By: /s/ Tan Yu Chai
Name: Tan Yu Chai
Title: Chief Executive Officer Date: August 8, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Tan Yu Chai   Signature: /s/ Tan Yu Chai   Title: Chief Executive Officer and Director (Principal Executive Officer) Date: August 8, 2017

Name: Goh Hock Seng  Signature: /s/ Goh Hock Seng  Title: President and Director  Date: August 8, 2017

Name: Phang Kuang Yoang  Signature: /s/ Phang Kuang Yoang  Title: Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer) Date: August 8, 2017